UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2014

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 9, 2014, Blackstone Mortgage Trust, Inc. (the “Company”) and BXMT Advisors L.L.C. (the “Manager”) entered into four separate Equity Distribution Agreements (each, an “Equity Distribution Agreement” and collectively, the “Equity Distribution Agreements”) with each of Citigroup Global Markets Inc., JMP Securities LLC, Keefe, Bruyette & Woods, Inc. and Wells Fargo Securities, LLC (each, a “Sales Agent” and collectively, the “Sales Agents”), pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $200.0 million of its class A common stock, par value $0.01 per share (the “Common Stock”), through the Sales Agents. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

Sales of the Common Stock made pursuant to the Equity Distribution Agreements, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange, or as otherwise agreed between the applicable Sales Agent and the Company. Each Sales Agent will be entitled to compensation equal to 1.75% of the gross sales price per share for any Common Stock sold through it.

The Company intends to use the net proceeds from sales of Common Stock pursuant to the Equity Distribution Agreements to originate and purchase additional commercial mortgage loans and other target assets and investments consistent with its investment strategies and investment guidelines. The Company may also use a portion of the net proceeds for working capital and other general corporate purposes.

The Equity Distribution Agreements contain customary representations, warranties and agreements of the Company and the Manager, indemnification rights and obligations of the parties and termination provisions. Copies of the Equity Distribution Agreements are filed as Exhibits 1.1, 1.2, 1.3, and 1.4 to this Current Report on Form 8-K, and the descriptions of the material terms of the Equity Distribution Agreements in this Item 8.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement dated May 9, 2014, by and among the Company, BXMT Advisors L.L.C. and JMP Securities LLC

1.2	Equity Distribution Agreement dated May 9, 2014, by and among the Company, BXMT Advisors L.L.C. and Keefe, Bruyette & Woods, Inc.

1.3	Equity Distribution Agreement dated May 9, 2014, by and among the Company, BXMT Advisors L.L.C. and Citigroup Global Markets Inc.

Exhibit No.	Description

1.4	Equity Distribution Agreement dated May 9, 2014, by and among the Company, BXMT Advisors L.L.C. and Wells Fargo Securities, LLC

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: May 9, 2014

	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Legal and Compliance

EXHIBIT LIST

Exhibit No.	Description

1.1	Equity Distribution Agreement dated May 9, 2014, by and among the Company, BXMT Advisors L.L.C. and JMP Securities LLC

1.2	Equity Distribution Agreement dated May 9, 2014, by and among the Company, BXMT Advisors L.L.C. and Keefe, Bruyette & Woods, Inc.

1.3	Equity Distribution Agreement dated May 9, 2014, by and among the Company, BXMT Advisors L.L.C. and Citigroup Global Markets Inc.

1.4	Equity Distribution Agreement dated May 9, 2014, by and among the Company, BXMT Advisors L.L.C. and Wells Fargo Securities, LLC

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)